Exhibit 99.1

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No.: 001-15659

FOR IMMEDIATE RELEASE	NR06-XX

DYNEGY ANNOUNCES THIRD QUARTER 2006 RESULTS

•	Net loss of $69 million includes $98 million in after-tax charges related to peaking asset write-down, liability management activities and legal and settlement charges

•	Company captured higher realized prices in the Midwest through near-term commercial strategy, offset by lower volumes and market prices in key regions

•	Cash flow and earnings estimates for 2006 updated

•	Company remains focused on completing LS Power combination in early 2007

HOUSTON (November 8, 2006) – Dynegy Inc. (NYSE: DYN) today reported a net loss applicable to common stockholders of $69 million, or $0.14 per diluted share, for the third quarter 2006. This compares to net income applicable to common stockholders of $23 million, or $0.06 per diluted share, for the third quarter 2005.

Financial results for the third quarter 2006 included a $61 million after-tax asset impairment related to the company’s Bluegrass peaking facility, a $23 million after-tax charge associated with the Sithe Subordinated Debt exchange, and a $14 million after-tax litigation settlement charge. Financial results for the third quarter 2005 included $15 million in after-tax legal and settlement charges primarily associated with the company’s Customer Risk Management segment.

“Our third quarter 2006 operating results included higher realized prices in the Midwest region, which were achieved through our near-term commercial sales strategy and our operational focus on in-market availability,” said Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy Inc. “We also continued our progress in terms of improving our financial profile, with reductions of debt and other obligations of an additional $200 million during the quarter and more than $2.3 billion since the beginning of 2006.”

A major growth initiative announced in the third quarter related to Dynegy’s proposed combination with LS Power, which is expected to build greater scale and scope in key regions of the country, create greater financial stability and provide opportunities for organic growth through a proven and mature asset development platform.

“This combination will significantly strengthen our geographic, dispatch and fuel diversity,” Williamson added. “Further, we anticipate much greater market opportunities with this expanded portfolio, as well as future benefits associated with our 50 percent interest in the LS Power development joint venture – all of which create near-term, medium-term and long-term value opportunities for our common stockholders.”

Year-Over-Year Comparison

A comparison of the company’s third quarter 2006 and third quarter 2005 results is set forth below (in millions of dollars, except per share amounts):

	3Q 2006	3Q 2005
Loss from continuing operations before income taxes	$(110)	$(27)
Income tax benefit from continuing operations	39	13
Income from discontinued operations, net of tax	2	43

Net income (loss)	(69)	29
Less: Preferred stock dividends	—	6

Net income (loss) applicable to common stockholders	$(69)	$23
Basic earnings (loss) per share	$(0.14)	$0.06
Diluted earnings (loss) per share	$(0.14)	$0.06

Power Generation Business

Earnings before interest, taxes and depreciation and amortization (EBITDA) from the power generation business was $92 million for the third quarter 2006, compared to $177 million for the third quarter 2005. Third quarter 2006 results include a $96 million pre-tax asset impairment related to the company’s 576-megawatt Bluegrass peaking facility in Kentucky. The impairment was due to recent changes in the market that placed economic constraints on the facility.

Cash flow from operations was $503 million for the nine months ended September 30, 2006. Net proceeds from asset sales and acquisitions totaled $182 million, which were partially offset by capital expenditures of $86 million and decreases in restricted cash and other of $10 million. Free cash flow from the power generation business was an inflow of $589 million.

Overall, Dynegy’s power generation business was affected by lower volumes and market prices during the third quarter 2006. This was offset by stronger realized prices in the Midwest as a result of the company’s near-term commercial sales strategy. All of the company’s peaking facilities operated on a commercial basis during both the third quarter 2006 and the third quarter 2005.

Following are power generation results for the Midwest, Northeast and South segments.

Midwest segment

Midwest segment EBITDA was $34 million in the third quarter 2006, and includes the $96 million pre-tax asset impairment charge related to the Bluegrass facility. This compares to EBITDA of $104 million in the third quarter 2005. Excluding the asset impairment charge, the 25 percent increase in EBITDA during the third quarter 2006 resulted from higher realized prices and differences in mark-to-market activity related to options and other financial transactions that economically hedged some of the company’s electricity sales.

Third quarter 2005 results in the Midwest were impacted by Ameren taking higher volumes than expected, resulting in a need to purchase power at market prices in order to satisfy the company’s obligations for forward sales previously made to other customers. In addition, third quarter 2005 results in the Midwest included $9 million of general and administrative expenses, which are reported in the Other segment beginning in 2006 and are no longer allocated to the company’s business segments.

Average actual on-peak market power prices in NI Hub/Com Ed and Cin Hub/Cinergy were lower by 23 percent and 28 percent, respectively, as compared to the third quarter 2005.

Sales volumes generated by Midwest facilities decreased to 5.7 million megawatt hours in the third quarter 2006 compared to 6.3 million megawatt hours in the third quarter 2005, with lower volumes attributed primarily to planned outages and reduced peaking facility run-time.

Northeast segment

EBITDA for Dynegy’s Northeast segment was $41 million in the third quarter 2006, compared to EBITDA of $56 million in the third quarter 2005. Lower EBITDA primarily resulted from compressed spark spreads that limited operations of the Roseton and Independence facilities, as well as a $6 million fuel oil inventory write-down recorded in the third quarter 2006 due to declining fuel oil market prices.

Third quarter 2005 results included $7 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average actual on-peak market prices in New York Zone G (Roseton and Danskammer facilities) and New York Zone A (Independence facility) were lower by 24 percent and 32 percent, respectively, as compared to the third quarter 2005.

Sales volumes generated by Northeast facilities decreased to 1.7 million megawatt hours during the third quarter 2006 compared to 3.3 million megawatt hours during the third quarter 2005. The most significant factor behind lower Northeast volumes was the reduced operation of the Roseton facility, which resulted from higher fuel oil costs and compressed spark spreads. Additionally, volumes from the Independence facility declined due to compressed spark spreads.

South segment

EBITDA for the South segment was $17 million during both the third quarter 2006 and the third quarter 2005. Financial results for the third quarter 2006 were flat compared to the third quarter 2005 primarily due to decreased ancillary service revenue and the impact of mark-to-market activity, offset by increased results from the Southeast peaking facilities.

Third quarter 2005 results included $3 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average actual on-peak market prices in the Electric Reliability Council of Texas (ERCOT) were 33 percent lower than during the third quarter 2005.

Net sales volumes generated by South segment facilities decreased from 1.3 million megawatt hours during the third quarter 2005 to 1.1 million megawatt hours during the third quarter 2006, with lower volumes attributed to asset sales completed in early 2006.

Customer Risk Management Business

The loss before interest, taxes and depreciation and amortization for the Customer Risk Management segment totaled $1 million during the third quarter 2006, compared to a loss of $25 million during the third quarter 2005. Third quarter 2006 results included a $22 million pre-tax loss related to legal and settlement charges. Third quarter 2005 results included $29 million in pre-tax legal and settlement charges related to the segment, which were partially offset by the termination of a legacy emission contract in the third quarter 2005 that resulted in a $21 million pre-tax gain. In addition, third quarter 2005 results included costs related to payments under the Sterlington and Gregory tolling arrangements, which are no longer in place.

Other

In the Other segment, which consists primarily of general and administrative expenses offset by interest income, the company recorded a $31 million loss before interest, taxes and depreciation and amortization for the third quarter 2006, compared to a $26 million loss for the third quarter 2005. Included in the Other segment in the third quarter 2005 was a pre-tax benefit of $4 million related to legal and settlement charges.

Results for the third quarter 2006 included approximately $37 million of general and administrative expenses in the Other segment, including costs related to the company’s business segments, but excluding legal and settlement charges in the Customer Risk Management segment. Third quarter 2005 results included $28 million of general and administrative expenses related to the Other segment, which excludes $19 million of expenses associated with the generation business segments, as well as legal and settlement charges in the Customer Risk Management segment.

Consolidated general and administrative expenses decreased from $76 million in the third quarter 2005 to $59 million in the third quarter 2006 primarily due to reduced compensation and benefits costs and professional and legal fees.

Consolidated Interest and Taxes

Interest expense and debt conversion costs totaled $107 million for the quarter ended September 30, 2006, compared to $99 million for the quarter ended September 30, 2005. The increase in interest is due to a $36 million pre-tax charge related to the Sithe Subordinated Debt exchange, partially offset by the effects of lower interest rates and principal balances resulting from Dynegy’s liability management activities.

The third quarter 2006 income tax benefit from continuing operations was $39 million, compared to an income tax benefit from continuing operations of $13 million for the third quarter 2005.

Liquidity

As of September 30, 2006, Dynegy’s liquidity was approximately $864 million. This consisted of $388 million in cash on hand and $476 million in unused availability under the company’s revolving bank credit facility and term letter of credit facility.

Cash Flow

Cash flow from operations, including working capital changes, totaled an outflow of $180 million for the nine months ended September 30, 2006. There was a cash inflow of $503 million from the power generation business. For the Other segment, there were cash outflows of $313 million, which resulted primarily from interest payments and general and administrative expenses. In addition, the Customer Risk Management business had cash outflows of $370 million primarily related to the payment to exit the Sterlington power tolling arrangement.

Cash flow from investing activities for the nine months ended September 30, 2006 totaled $213 million. This consisted of net proceeds from asset sales and acquisitions of $183 million and increases in restricted cash and other of $122 million, partially offset by capital expenditures of $92 million.

For the nine months ended September 30, 2006, Dynegy’s free cash flow (cash outflow from operations plus cash flow from investing activities) was an inflow of $33 million.

2006 Cash Flow and Earnings Estimates

On August 9, 2006, Dynegy provided updated cash flow and earnings estimates for 2006. Those estimates were developed using quoted forward commodity price curves as of approximately four weeks earlier on July 11, 2006. In connection with today’s announcement, Dynegy is updating its 2006 estimates to reflect quoted forward commodity price curves as of October 17, 2006. These commodity price curves were derived from standard market quotes and are not necessarily indicative of management’s expectations for commodity price movements during the rest of 2006; rather, they represent commodity price estimates as of October 17, 2006 and are intended to provide a basis on which the effects of future commodity price movements can be assessed by investors and analysts. Dynegy’s updated estimate ranges reflect current assumptions regarding the variability in, among other things, sales volumes, fuel and commodity prices and operational activities, as well as the impact of the company’s liability management activities.

Taking these factors into consideration, the company’s estimated free cash flow for 2006 is now expected to be between positive $5 million and $50 million, compared to the previous estimate of between zero and positive $75 million. The most significant change from the previous cash flow estimate relates to an increase in legal settlement payments, partially offset by a decrease in capital expenditures.

Estimated EBITDA for the company’s power generation business has been revised from the previous estimate of $570 million to $630 million to a new range of $475 million to $505 million. The change in estimated EBITDA primarily relates to the $96 million pre-tax peaking asset impairment charge recorded in the third quarter 2006. The current 2006 estimated net loss applicable to common stockholders is now a range of $305 million to $325 million, compared to the previously estimated net loss of $215 million to $260 million. The change in estimated net loss applicable to common shareholders also primarily relates to the peaking asset impairment charge recorded in the third quarter 2006.

Investor Conference Call/Web Cast

Dynegy will discuss its third quarter 2006 financial results during an investor conference call and web cast today at 9 a.m. ET/8 a.m. CT. Participants may access the web cast and the related presentation materials on the “News & Financials” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

On September 15, 2006, Dynegy announced a proposed combination with LS Power that is expected to result in a combined entity with more than 20,000 megawatts of generation capacity, a strong presence in the Midwest, the Northeast and the West Coast. More information on the transaction is available on the “News & Financials” section of the company’s web site.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning expectations relating to Dynegy’s proposed combination with LS Power, including benefits of the proposed combination, expected synergies and anticipated future financial operating performance and results including expected benefits to the common stockholders, future benefits of our liability management activities, and Dynegy’s estimated financial results for 2006. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed.

Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Some of the key factors that could cause actual results to vary materially from those estimated, expected or implied include: changes in commodity prices, particularly for power and natural gas; the effects of competition and weather on the demand for Dynegy’s products and services; the impact of Dynegy’s short-term commercial strategy; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s power generation business; obtaining shareholder and regulatory approvals required for the LS Power combination; ability to integrate the operations of Dynegy and LS Power; the condition of the capital markets generally and Dynegy’s ability to access the capital markets as and when needed; operational factors affecting Dynegy’s assets, including safety efforts, scheduled maintenance and blackouts or other unscheduled outages; Dynegy’s ability to transport and maintain fuel inventories, including coal and fuel oil; Dynegy’s remediation efforts regarding its existing material weaknesses; Dynegy’s ability to fund the projects mandated by the Baldwin consent decree; uncertainties regarding environmental regulations, litigation and other legal or regulatory developments affecting Dynegy’s businesses, including litigation relating to the western power and natural gas markets; and Dynegy’s ability to successfully complete its exit from the Customer Risk Management business and fund the costs associated with this exit. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Dynegy will file a proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement/prospectus and other relevant documents filed with the SEC when they become available. DYNC

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$581	$770	$1,620	$1,691
Cost of sales, exclusive of depreciation and amortization shown separately below	(387)	(572)	(1,103)	(1,482)
Depreciation and amortization expense	(57)	(56)	(174)	(165)
Impairment and other charges	(96)	—	(107)	(6)
Gain (loss) on sale of assets, net	—	(1)	3	(1)
General and administrative expenses	(59)	(76)	(160)	(421)

Operating income (loss)	(18)	65	79	(384)

Earnings from unconsolidated investments	4	7	6	14
Interest expense	(105)	(99)	(310)	(284)
Debt conversion costs	(2)	—	(249)	—
Other income and expense, net	11	—	41	9

Loss from continuing operations before income taxes	(110)	(27)	(433)	(645)

Income tax benefit	39	13	154	228

Loss from continuing operations	(71)	(14)	(279)	(417)

Income from discontinued operations, net of tax	2	43	3	209
Cumulative effect of change in accounting principle, net of tax	—	—	1	—

Net income (loss)	$(69)	$29	$(275)	$(208)

Less: Preferred stock dividends	—	6	9	17

Net income (loss) applicable to common stockholders	$(69)	$23	$(284)	$(225)

Earnings before interest, taxes, and depreciation and amortization (EBITDA) (1)	$62	$214	$309	$36
Basic earnings (loss) per share:
Loss from continuing operations (2)	$(0.14)	$(0.05)	$(0.65)	$(1.13)
Income from discontinued operations	—	0.11	0.01	0.54
Cumulative effect of change in accounting principle	—	—	—	—

Basic earnings (loss) per share	$(0.14)	$0.06	$(0.64)	$(0.59)

Diluted earnings (loss) per share:
Loss from continuing operations (2)	$(0.14)	$(0.05)	$(0.65)	$(1.13)
Income from discontinued operations	—	0.11	0.01	0.54
Cumulative effect of change in accounting principle	—	—	—	—

Diluted earnings (loss) per share	$(0.14)	$0.06	$(0.64)	$(0.59)

Basic shares outstanding	495	390	446	383
Diluted shares outstanding	497	516	512	509

(1) EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating income (loss) and Net income (loss) for the periods presented is included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating income (loss)	$(18)	$65	$79	$(384)
Add: Depreciation and amortization expense, a component of operating income (loss)	57	56	174	165
Earnings from unconsolidated investments	4	7	6	14
Other income and expense, net	11	—	41	9
EBITDA from discontinued operations (3)	8	86	8	232
Cumulative effect of change in accounting principle, pre-tax	—	—	1	—

Earnings before interest, taxes, and depreciation and amortization (EBITDA)	62	214	309	36
Depreciation and amortization expense, a component of operating income (loss)	(57)	(56)	(174)	(165)
Depreciation and amortization expense from discontinued operations	—	(2)	—	(37)
Interest expense and debt conversion costs from continuing operations	(107)	(99)	(559)	(284)
Interest expense from discontinued operations	—	(15)	—	(40)
Income tax benefit from continuing operations	39	13	154	228
Income tax benefit (expense) from discontinued operations	(6)	(26)	(5)	54
Income tax benefit on cumulative effect of change in accounting principle	—	—	—	—

Net income (loss)	$(69)	$29	$(275)	$(208)

(2) See “Reported Unaudited Basic and Diluted Loss Per Share From Continuing Operations” for a reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations.

(3) A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax for the periods presented is included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
EBITDA from discontinued operations	$8	$86	$8	$232
Depreciation and amortization expense from discontinued operations	—	(2)	—	(37)
Interest expense from discontinued operations	—	(15)	—	(40)
Income tax benefit (expense) from discontinued operations	(6)	(26)	(5)	54

Income from discontinued operations, net of tax	$2	$43	$3	$209

DYNEGY INC.

REPORTED UNAUDITED BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Loss from continuing operations	$(71)	$(14)	$(279)	$(417)
Less: convertible preferred stock dividends	—	6	9	17

Loss from continuing operations for basic loss per share	(71)	(20)	(288)	(434)
Effect of dilutive securities:
Interest on convertible subordinated debentures	—	2	3	5
Dividends on Series C convertible preferred stock	—	6	9	17

Loss from continuing operations for diluted loss per share	$(71)	$(12)	$(276)	$(412)

Basic weighted-average shares	495	390	446	383

Effect of dilutive securities:
Stock options Stock options and restricted stock	2	2	2	2
Convertible subordinated debentures	—	55	27	55
Series C convertible preferred stock	—	69	37	69

Diluted weighted-average shares	497	516	512	509

Loss per share from continuing operations:
Basic	$(0.14)	$(0.05)	$(0.65)	$(1.13)

Diluted (1)	$(0.14)	$(0.05)	$(0.65)	$(1.13)

(1)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and nine months ended September 30, 2006 and 2005.

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DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended September 30, 2006
	Power Generation
	GEN - MW	GEN - NE	GEN – SO	CRM	NGL	OTHER	Total
Generation	$(10)	$33	$8	$—	$—	$—	$31
Customer Risk Management	—	—	—	(9)	—	—	(9)
Other	—	—	—	—	—	(40)	(40)

Operating income (loss)	(10)	33	8	(9)	—	(40)	(18)
Earnings from unconsolidated investments	—	—	4	—	—	—	4
Other items, net	1	2	—	2	—	6	11
Cumulative effect of change in accounting principle, pre-tax	—	—	—	—	—	—	—
Add: Depreciation and amortization expense, a component of operating income (loss)	43	6	4	—	—	4	57

EBITDA from continuing operations (1)	34	41	16	(7)	—	(30)	54
EBITDA from discontinued operations, pre-tax (2)	—	—	—	6	2	—	8

EBITDA (1)	$34	$41	$16	$(1)	$2	$(30)	$62
Depreciation and amortization expense							(57)
Interest expense and Debt conversion costs							(107)

Pre-tax loss							(102)
Income tax benefit							33

Net loss							$(69)

	Three Months Ended September 30, 2005
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Generation	$55	$49	$11	$—	$—	$—	$115
Customer Risk Management	—	—	—	(18)	—	—	(18)
Other	—	—	—	—	—	(32)	(32)

Operating income (loss)	55	49	11	(18)	—	(32)	65
Earnings from unconsolidated investments	6	—	1	—	—	—	7
Other items, net	3	1	(2)	(5)	—	3	—
Add: Depreciation and amortization expense, a component of operating income (loss)	40	6	7	—	—	3	56

EBITDA from continuing operations (1)	104	56	17	(23)	—	(26)	128
EBITDA from discontinued operations, pre-tax (2)	—	—	—	(2)	88	—	86

EBITDA (1)	$104	$56	$17	$(25)	$88	$(26)	$214
Depreciation and amortization expense							(58)
Interest expense							(114)

Pre-tax income							42
Income tax expense							(13)

Net income							$29

(1)	See Note (1) to “Reported Unaudited Condensed Consolidated Statements of Operations.” EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations.
(2)	See Note (3) to “Reported Unaudited Condensed Consolidated Statements of Operations.”

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DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS)

	Nine Months Ended September 30, 2006
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Generation	$159	$59	$(15)	$—	$—	$—	$203
Customer Risk Management	—	—	—	(3)	—	—	(3)
Other	—	—	—		—	(121)	(121)

Operating income (loss)	159	59	(15)	(3)	—	(121)	79
Earnings from unconsolidated investments	—	—	6	—	—	—	6
Other items, net	1	6	1	1	—	32	41
Cumulative effect of change in accounting principle, pre-tax	—	—	—	—	—	1	1
Add: Depreciation and amortization expense, a component of operating income (loss)	126	18	16	—	—	14	174

EBITDA from continuing operations (1)	286	83	8	(2)	—	(74)	301
EBITDA from discontinued operations, pre-tax (2)	—	—	—	5	3	—	8

EBITDA (1)	$286	$83	$8	$3	$3	$(74)	$309
Depreciation and amortization expense							(174)
Interest expense and Debt conversion costs							(559)

Pre-tax loss							(424)
Income tax benefit							149

Net loss							$(275)

	Nine Months Ended September 30, 2005
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Generation	$154	$45	$(5)	$—	$—	$—	$194
Customer Risk Management	—	—	—	(225)	—	—	(225)
Other	—	—	—			(353)	(353)

Operating income (loss)	154	45	(5)	(225)	—	(353)	(384)
Earnings from unconsolidated investments	7	—	7	—	—	—	14
Other items, net	2	3	(1)	(5)	—	10	9
Add: Depreciation and amortization expense, a component of operating income (loss)	117	16	17	1	—	14	165

EBITDA from continuing operations (1)	280	64	18	(229)	—	(329)	(196)
EBITDA from discontinued operations, pre-tax (2)	—	—	—	3	229	—	232

EBITDA (1)	$280	$64	$18	$(226)	$229	$(329)	$36
Depreciation and amortization expense							(202)
Interest expense							(324)

Pre-tax loss							(490)
Income tax benefit							282

Net loss							$(208)

(1)	See Note (1) to “Reported Unaudited Condensed Consolidated Statements of Operations.” EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations.
(2)	See Note (3) to “Reported Unaudited Condensed Consolidated Statements of Operations.”

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended September 30, 2006
	Power Generation
	GEN –MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Asset impairment (1)	$(96)	$—	$—	$—	$—	$—	$(96)
Sithe Subordinated Debt exchange charge(2)	—	(36)	—	—	—	—	(36)
Legal and settlement charges (3)	—	—	—	(22)	—	—	(22)

Total	$(96)	$(36)	$—	$(22)	$—	$—	$(154)

	Three Months Ended September 30, 2005
	Power Generation
	GEN –MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Legal and settlement charges (4)	$—	$—	$—	$(29)	$—	$4	$(25)
Discontinued operations (5)	—	—	—	(2)	71	—	69

Total	$—	$—	$—	$(31)	$71	$4	$44

(1)	We recognized a pre-tax charge of approximately $96 million ($61 million after-tax) related to the impairment of our Bluegrass Generation Facility due to recent changes in the market that placed economic constraints on the facility. This charge is included in Impairment and other charges.
(2)	We recognized a pre-tax charge of approximately $36 million ($23 million after-tax) related to the Sithe Subordinated Debt exchange transaction. This charge is included in Interest expense.
(3)	We recognized a pre-tax charge of approximately $22 million ($14 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses.
(4)	We recognized a pre-tax charge of approximately $25 million ($15 million after-tax) related to legal and settlement charges. A benefit of $4 million ($3 million after-tax) is included in the pre-tax loss of approximately $25 million related to the settlement of our class action shareholder lawsuit. This loss is included in General and administrative expenses.
(5)	We recognized pre-tax income of approximately $69 million ($43 million after-tax) related to discontinued operations. The income consists primarily of $71 million associated with our NGL segment. Included in the $71 million of income from our NGL segment is a pre-tax gain of approximately $10 million ($7 million after-tax) on the sale of the Port Everglades property.

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Nine Months Ended September 30, 2006
	Power Generation
	GEN – MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Debt conversion costs (1)	$—	$—	$—	$—	$—	$(249)	$(249)
Asset impairments (2)	(96)	—	(9)	—	—	—	(105)
Legal and settlement charges (3)	—	—	—	(53)	—	(2)	(55)
Sithe Subordinated Debt exchange charge (4)	—	(36)	—	—	—	—	(36)
Acceleration of financing costs (5)	—	—	—	—	—	(34)	(34)

Total	$(96)	$(36)	$(9)	$(53)	$—	$(285)	$(479)

	Nine Months Ended September 30, 2005
	Power Generation
	GEN – MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Legal and settlement charges (6)	$—	$—	$—	$(29)	$—	$(249)	$(278)
Independence toll settlement charge (7)	—	—	—	(169)	—	—	(169)
Discontinued operations (8)	—	—	—	3	152	—	155
Taxes (9)	—	—	—	—	—	112	112

Total	$—	$—	$—	$(195)	$152	$(137)	$(180)

(1)	We recognized a pre-tax charge of approximately $249 million ($159 million after-tax) related to the premiums and transaction costs associated with our purchase of substantially all of our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer), conversion of our $225 million 4.75% Convertible Subordinated Debentures (Convertible Debenture Exchange), and redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred). This charge is included in Debt conversion costs.
(2)	We recognized a cumulative pre-tax charge of approximately $105 million ($67 million after-tax) related to the impairments of our Bluegrass Generation and Rockingham facilities. The Bluegrass Generation facility impairment of $96 million ($61 million after-tax) recorded during the third quarter 2006 was due to recent changes in the market that placed economic constraints on the facility. The Rockingham impairment of $9 million ($6 million after-tax) recorded during the second quarter 2006 was due to the pending sale of the facility. These charges are included in Impairment and other charges.
(3)	We recognized pre-tax charge of approximately $55 million ($35 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses.
(4)	We recognized a pre-tax charge of approximately $36 million ($23 million after-tax) related to the Sithe Subordinated Debt exchange transaction. This charge is included in Interest expense.
(5)	We recognized a pre-tax charge of approximately $34 million ($22 million after-tax) related to the acceleration of debt issuance costs associated with our purchase of substantially all our $1.7 billion Second Priority Senior Secured Notes (SPN Tender Offer), redemption of our $400 million Series C Convertible Preferred Stock (Series C Preferred), and our former $1 billion facility comprised of (i) $400 million letter of credit facility and (ii) $600 million revolving credit facility that was replaced in March 2006 and amended in April 2006 with a $470 million revolving credit facility and $200 million term facility. This charge is included in Interest expense.
(6)	We recognized a pre-tax charge of approximately $278 million ($191 million after-tax) primarily related to the settlement of our class action shareholder lawsuit and other legal and settlement charges. This loss is included in General and administrative expenses.
(7)	We recognized a pre-tax charge of approximately $169 million ($109 million after-tax) related to the Independence toll settlement following our acquisition of ExRes SHC, Inc., the parent company of Sithe Energies, Inc. and Sithe \ Independence Power Partners, L.P. This loss is included in Cost of sales.
(8)	We recognized pre-tax income of approximately $155 million ($209 million after-tax) related to discontinued operations. The income consists primarily of $152 million associated with our NGL segment and $3 million associated with our UK CRM business. Included in the $152 million of income from our NGL segment is a pre-tax gain of approximately $10 million ($7 million after-tax) on the sale of the Port Everglades property.
(9)	We recognized an income tax benefit of approximately $112 million for the reversal of a deferred tax capital loss valuation allowance primarily related to gains on the anticipated sale of DMSLP. The benefit is included in the $209 million after-tax Income from discontinued operations.

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DYNEGY INC.

SUMMARY CASH FLOW INFORMATION

(UNAUDITED) (IN MILLIONS)

	Nine Months Ended September 30, 2006
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$503	$(370)	$—	$—	$(313)	$(180)
Capital Expenditures	(86)	—	—	—	(6)	(92)
Business Acquisition Costs	(40)	—	—	—	—	(40)
Proceeds from Asset Sales (2)	222	—	—	—	1	223
Restricted Cash and Other (3)	(10)	—	—	—	132	122

Free Cash Flow (4)	$589	$(370)	$—	$—	$(186)	$33

	Nine Months Ended September 30, 2005
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$354	$(64)	$241	$—	$(709)	$(178)
Capital Expenditures	(87)	—	(39)	—	(6)	(132)
Business Acquisition Costs	(120)	—	—	—	—	(120)
Proceeds from Asset Sales (5)	1	—	10	(5)	100	106

Free Cash Flow (4)	$148	$(64)	$212	$(5)	$(615)	$(324)

(1)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our unaudited condensed consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(2)	During the first quarter 2006, we received proceeds of approximately $205 million from the sale of West Coast Power.
(3)	Restricted cash and other primarily relates to the $335 million return of cash collateral posted for the October 2005 letter of credit facility, offset by $200 million posted for a new letter of credit facility in second quarter 2006.
(4)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(5)	During the first quarter 2005, we paid approximately $5 million to Ameren related to the working capital adjustment for our sale of Illinois Power.

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DYNEGY INC.

OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
GEN - MW
Million Megawatt Hours Generated - Gross and Net	5.7	6.3	16.1	16.8
Average Actual On-Peak Market Power Prices ($/MWh)(1):
Cinergy (Cin Hub)	$58	$80	$53	$61
Commonwealth Edison (NI Hub)	$58	$75	$54	$59

GEN - NE
Million Megawatt Hours Generated - Gross and Net	1.7	3.3	3.5	6.8
Average Actual On-Peak Market Power Prices ($/MWh)(1):
New York - Zone G	$84	$110	$78	$86
New York - Zone A	$62	$91	$60	$70

GEN - SO
Million Megawatt Hours Generated - Gross	1.2	1.8	3.8	5.6
Million Megawatt Hours Generated - Net	1.1	1.3	3.1	4.1
Average Actual On-Peak Market Power Prices ($/MWh)(1):
Southern	$61	$90	$57	$65
ERCOT	$72	$107	$66	$76

Average Natural Gas Price - Henry Hub ($/MMBtu) (2)	$6.08	$9.66	$6.79	$7.66

(1)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.
(2)	Reflects the average of daily quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

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DYNEGY INC.

2006 EARNINGS ESTIMATES (1)

(IN MILLIONS)

	GEN - MW	GEN - NE	GEN - SO	Total GEN	CRM	OTHER	Total	Less: Non-Core (5)	Total Core Business
EBITDA (2)	$375 - 395	$100 -110	—	$475 - 505	$(5)	$(105)	$365 - 395	$(150)	$515 - 545
Depreciation and Amortization	(175)	(25)	(25)	(225)	—	(10)	(235)	—	(235)
Interest Expense							(630)	(320)	(310)
Income Tax Benefit							184 -174	170	14 - 4
Preferred Stock Dividends							(9)	—	(9)

Net Income (Loss)							$(325 -305)	$(300)	$(25 - 5)

2006 CASH FLOW ESTIMATES (1)

(IN MILLIONS)

	GEN (4)	CRM	OTHER	Total	Less: Non-Core (6)	Total Core Business
Cash Flow from Operations	$530 - 575	$(465)	$(420)	$(355 - 310)	$(430)	$75 - 120
Capital Expenditures	(145)	—	(5)	(150)	(10)	(140)
Proceeds from Asset Sales	375	—	—	375	375	—
Changes in Restricted Cash	—	—	135	135	135	—

Free Cash Flow (3)	$700 -805	$(465)	$(290)	$5 - 50	$70	$(65 -20)

(1)	2006 estimates are presented on a GAAP basis and are based on quoted forward commodity price curves as of October 17, 2006. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Core business represents continuing results, excluding significant items.
(2)	EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income (loss) and cash flow from operations.
(3)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(4)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our unaudited condensed consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(5)	The following summarizes the items included in Non-core business in our earnings guidance estimate.

	EBITDA	Depreciation and Amortization	Interest Expense	Income Tax Benefit (Expense)	Net Income (Loss)
Asset Impairment (GEN segment)	$(95)	$—	$—	$35	$(60)
Legal and settlement charges (CRM segment)	(55)	—	—	20	(35)
CORP operating results (CORP segment)	—	—	(320)	115	(205)

Total	$(150)	$—	$(320)	$170	$(300)

(6)	The following summarizes the items included in Non-core business in our cash flow estimate.

	Cash Flow from Operations	Capital Expenditures	Proceeds from Asset Sales	Changes in Restricted Cash	Free Cash Flows
Sterlington toll settlement payment (CRM)	$(370)	$—	$—	$—	$(370)
Development Capital Expenditures (GEN)	—	(10)	—	—	(10)
Net proceeds from sale of West Coast Power and acquisition of Rocky Road (GEN)	—	—	165	—	165
Proceeds from sale of Rockingham facility and other	—	—	210	—	210
Return of Cash Collateral from October 2005 LC Facility (OTHER)	—	—	—	335	335
Cash Collateral Posted for April 2006 LC Facility (OTHER)	—	—	—	(200)	(200)
Legal and settlement charges (CRM)	(80)	—	—	—	(80)
Favorable legal litigation settlement (OTHER)	20	—	—	—	20

Total	$(430)	$(10)	$375	$135	$70

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